Exhibit 23.3

Consent of Independent Auditor

Talos Energy Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231925) and Form S-8 (No. 333-225058) of Talos Energy Inc. of our report dated August 24, 2020, relating to the consolidated financial statements of Castex Energy 2014, LLC as of and for the years ended December 31, 2019 and 2018.

/s/ BDO USA, LLP

Houston, Texas

September 11, 2020